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EXHIBIT 2.13

10795/683876/6


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                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                             MICRO FOCUS GROUP PLC,

                                XDB SYSTEMS, INC.

                                       AND

                      THE SHAREHOLDERS OF XDB SYSTEMS, INC.











                                                              DECEMBER 23, 1997
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



                                TABLE OF CONTENTS

                                                                                                 PAGE

      1. PLAN OF REORGANIZATION.................................................................     2
         1.1  The Merger     ...................................................................     3
         1.2  Fractional Shares.................................................................     3
         1.3  Escrow Agreement..................................................................     3
         1.4  Stock Options  ...................................................................     4
         1.5  Effects of the Merger.............................................................     5
         1.6  Further Assurances................................................................     5
         1.7  Securities Law Issues.............................................................     5
         1.8  Tax-Free Reorganization...........................................................     5
         1.9  Pooling of Interests..............................................................     6

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
           THE SHAREHOLDERS.....................................................................     6
         2.1  Organization and Good Standing; Title.............................................     6
         2.2  Power, Authorization and Validity.................................................     7
         2.3  Capitalization ...................................................................     7
         2.4  Subsidiaries   ...................................................................     8
         2.5  No Conflicts   ...................................................................     8
         2.6  Litigation     ...................................................................     9
         2.7  Company Financial Statements......................................................     9
         2.8  Taxes   ..........................................................................    10
         2.9  Title to Properties...............................................................    10
         2.10 Absence of Certain Changes........................................................    11
         2.11 Agreements and Commitments........................................................    12
         2.12 Intellectual Property.............................................................    14
         2.13 Compliance with Laws..............................................................    15
         2.14 Certain Transactions and Agreements...............................................    16
         2.15 Employees.........................................................................    16
         2.16 Corporate Documents...............................................................    18
         2.17 No Brokers........................................................................    18
         2.18 Disclosure........................................................................    18
         2.19 Books and Records; Bank Accounts..................................................    18
         2.20 Insurance.........................................................................    19
         2.21 Environmental Matters.............................................................    19
         2.22 Customers.........................................................................    20
         2.23 Accounts Receivable; Accounts Payable.............................................    20

      3. REPRESENTATIONS AND WARRANTIES OF PARENT...............................................    20
         3.1  Organization and Good Standing  ..................................................    20
         3.2  Power, Authorization and Validity.................................................    21
         3.3  No Violation of Charter Documents or Laws.........................................    21
         3.4  Disclosure     ...................................................................    21
         3.5  No Brokers     ...................................................................    21
         3.6  Reporting      ...................................................................    22
         3.7  Trading Markets...................................................................    22

                                                      i

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      4. COVENANTS OF THE COMPANY   ............................................................    22
         4.1  Advice of Changes       ..........................................................    22
         4.2  Maintenance of Business ..........................................................    22
         4.3  Conduct of Business     ..........................................................    24
         4.4  Regulatory Approvals    ..........................................................    24
         4.5  Necessary Consents      ..........................................................    24
         4.6  Litigation     ...................................................................    24
         4.7  No Other Negotiations   ..........................................................    24
         4.8  Access to Information   ..........................................................    24
         4.9  Satisfaction of Conditions Precedent..............................................    25
         4.10 Securities Laws   ................................................................    25
         4.11 Notification of Employee Problems.................................................    25
         4.12 Pooling Accounting................................................................    25
         4.13 Audits            ................................................................    25

       5.COVENANTS OF PARENT        ............................................................    25
         5.1  Satisfaction of Conditions Precedent..............................................    26
         5.2  Regulatory Approvals    ..........................................................    26
         5.3  Employee Matters        ..........................................................    26
         5.4  Access to Information   ..........................................................    26
         5.5  Company Tax Refund      ..........................................................    26
         5.6  Parent Stock Listing    ..........................................................    26
         5.7  Parent Options Registration.......................................................    26
         5.8  Parent Reporting        ..........................................................    26

      6. CLOSING MATTERS            ............................................................    27
         6.1  The Closing    ...................................................................    27
         6.2  Exchange of Certificates..........................................................    27

      7. CONDITIONS TO OBLIGATIONS OF THE COMPANY...............................................    28
         7.1  Accuracy of Representations and Warranties........................................    28
         7.2  Covenants      ...................................................................    28
         7.3  Compliance with Law...............................................................    28
         7.4  Government Consents...............................................................    28
         7.5  Documents      ...................................................................    28
         7.6  No Litigation  ...................................................................    28
         7.7  Opinion of Parent's Counsel.......................................................    28
         7.8  Escrow Agreement        ..........................................................    28
         7.9  License Agreement       ..........................................................    28
         7.10 Parent Stock      ................................................................    28

      8. CONDITIONS TO OBLIGATIONS OF PARENT....................................................    29
         8.1  Accuracy of Representations and Warranties........................................    29
         8.2  Covenants; No Material Adverse Change.............................................    29
         8.3  Compliance with Law     ..........................................................    29
         8.4  Government Consents     ..........................................................    29
         8.5  Opinion of the Company's Counsel..................................................    29

                                                    ii

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         8.6  Requisite Approvals     ..........................................................    29
         8.7  No Litigation  ...................................................................    29
         8.8  Documents      ...................................................................    30
         8.9  Investment and Affiliate Letters..................................................    30
         8.10 Escrow Agreement..................................................................    30
         8.11 Non-Competition Agreements........................................................    30
         8.12 License Agreement ................................................................    30
         8.13 Employment Agreements.............................................................    30
         8.14 Due Diligence     ................................................................    30
         8.15 Pooling Opinion   ................................................................    30
         8.16 Closing Balance Sheet.............................................................    30
         8.17 Company Common Stock..............................................................    30
         8.18 Releases          ................................................................    30
         8.19 Audit Opinion     ................................................................    30

      9. TERMINATION............................................................................    31
         9.1  Termination    ...................................................................    31
         9.2  Effect of Termination   ..........................................................    31

    10.   INDEMNIFICATION.......................................................................    32
         10.1 Survival      ....................................................................    32
         10.2 Indemnification   ................................................................    32
         10.3 Procedures........................................................................    33

     11. MISCELLANEOUS     .....................................................................    34
         11.1 Governing Law ....................................................................    34
         11.2 Assignment; Successors and Assigns................................................    34
         11.3 Severability  ....................................................................    34
         11.4 Counterparts  ....................................................................    34
         11.5 Other Remedies....................................................................    34
         11.6 Amendment and Waivers.............................................................    34
         11.7 No Waiver     ....................................................................    35
         11.8 Expenses      ....................................................................    35
         11.9 Notices       ....................................................................    35
         11.10 Construction of Agreement........................................................    36
         11.11 No Joint Venture  ...............................................................    36
         11.12 Further Assurances...............................................................    36
         11.13 Absence of Third Party Beneficiary Rights........................................    37
         11.14 Public Announcement..............................................................    37
         11.15 Confidentiality   ...............................................................    37
         11.16 Time is of the Essence...........................................................    38
         11.17 Entire Agreement  ...............................................................    38
         11.18 Dispute Resolution...............................................................    38

                                                  iii



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                                    EXHIBITS


     Exhibit A               Intentionally Omitted

     Exhibit B               Form of Escrow Agreement

     Exhibit C               Form of Non-Competition Agreement

     Exhibit 1.8             Form of Officer Certificates

     Exhibit 5.3             Form of Parent Affiliates Agreement

     Exhibit 7.7             Form of Opinion of Counsel to Parent

     Exhibit 7.9             Form of License Agreement

     Exhibit 8.5             Form of Opinion of Counsel to the Company

     Exhibit 8.9             Form of Investment and Affiliate Letter

     Exhibit 8.9-A           Form of Company Affiliates Agreement

     Exhibit 8.13            Persons Signing Employment Agreements

     Exhibits 8.18           Persons Signing Releases and Form of Release

     Exhibit 10.2.1(C)       Severance Agreements

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into as of December 23, 1997, by and among Micro Focus Group PLC, a public limited company organized under the laws of England and Wales ("Parent"), XDB Systems, Inc., a Maryland corporation (the "Company"), and Dr. S. Bing Yao and Lien Yao (collectively, the "Shareholders").

                                    RECITALS

         A. The parties intend that, subject to the terms and conditions hereinafter set forth, a new Delaware corporation that will be organized as a wholly-owned subsidiary of Parent ("Newco") will merge with and into the Company in a reverse triangular merger (the "Merger"), with the Company to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement, and an Articles of Merger and a Certificate of Merger, each in forms to be agreed by the parties (such Articles of Merger and Certificate of Merger, collectively, the "Agreement of Merger"), and the provisions of applicable law. Upon the effectiveness of the Merger, all the outstanding common stock of the Company, par value $0.01 per share ("Company Common Stock"), will be converted into ordinary shares of Parent, 10p nominal value per share ("Parent Stock"), in the manner and on the basis determined herein and as provided in the Agreement of Merger.

         B. The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code. The Merger is intended to be treated as a "pooling of interests" for accounting purposes.

         C. Prior to the execution and delivery of this Agreement, (i) the Board of Directors of the Company approved and recommended to the Shareholders that they vote in favor of, the Merger, this Agreement, the Agreement of Merger and the transactions provided for herein and therein, and (ii) each of the Shareholders, who, collectively, own all of the issued and outstanding capital stock of the Company, executed and delivered to the Company's Secretary their written consent to the Merger, this Agreement, the Agreement of Merger and the transactions provided for herein and therein.

         D. At the closing of the Merger and the transactions contemplated herein (the "Closing" and, the date of the Closing, the "Closing Date"),

            1. Parent and the Shareholders will enter into an Escrow Agreement in substantially the form of Exhibit B hereto (the "Escrow Agreement"); and

            2. Parent and the Shareholders will enter into Non-Competition Agreements in substantially the form of Exhibit C hereto (the "Non-Competition Agreement").

            In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                  1.       PLAN OF REORGANIZATION

                  1.1 The Merger. The Agreement of Merger will be filed with the Secretary of State of the State of Delaware and the State of Maryland Department of Assessments and Taxation as soon as practicable after the Closing. The effective time of the Merger as specified in the Agreement of Merger (the "Effective Time") will occur on or before December 31, 1997, or on such other date as the parties hereto may mutually agree upon. Subject to the terms and conditions of this Agreement and the Agreement of Merger, at the Effective Time, Newco will be merged with and into the Company in a statutory merger pursuant to the Agreement of Merger and in accordance with applicable provisions of Delaware and Maryland law as follows:

                   1.1.1 Conversion of Company Shares. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into that number of fully paid and nonassessable shares of Parent Stock obtained by multiplying each such share of Company Common Stock by the Exchange Ratio.

                   1.1.2 Definitions. The "Exchange Ratio" equals the quotient obtained by dividing (A) the quotient of (x) the Total Acquisition Price divided by (y) the Closing Price by (B) the sum of the aggregate number of shares of Company Common Stock issued and outstanding at the Effective Time and the aggregate number of shares of Company Common Stock issuable upon the exercise of Company Options (as defined in Section 1.4) which are issued, outstanding, vested and fully exercisable at the Effective Time.

The "Total Acquisition Price" equals $13,355,000, subject to the following adjustments based upon the balance sheet of the Company as of December 31, 1997, as adjusted by the items set forth on the schedule of closing adjustments to be delivered by the Company to Parent not less than three business days prior to the Closing Date (such schedule, the "Schedule of Closing Adjustments" and, the December 31, 1997 balance sheet, as adjusted by the Schedule of Closing Adjustments, the "Closing Balance Sheet"):

         (i) plus $2,842,950 (the sum of "cash and cash equivalents" and "investments" as shown on the unaudited balance sheet of the Company as of July 31, 1997 (the "Baseline Balance Sheet"), a copy of which is attached as Item 1.1.2(i) of the Company Disclosure Letter;

         (ii) plus (if such  amount  is  positive)  or minus (if such  amount is negative) the lesser of (A) the sum of "cash and cash equivalents" and "investments" on the Closing Balance Sheet minus the sum of "cash and cash equivalents" and "investments" on the Baseline Balance Sheet, or (B) the sum of working capital (total current assets less total current liabilities, exclusive of deferred taxes and the amount of the Company Tax Refund) and "investments" shown on the Closing Balance Sheet minus the sum of working capital and "investments" shown on the Baseline Balance Sheet. Notwithstanding the foregoing, the amount determined pursuant to clause (A) of this subsection shall be increased by any amounts payable by Parent or any of its affiliates to the Company which are contractually owing and overdue as of the Closing Date.

         (iii) plus the amount of the net U.S. Internal Revenue Service federal, Maryland, New Jersey, Virginia, California and New Hampshire state tax refunds due to the Company as shown on the Closing Balance Sheet (collectively, the "Company Tax Refund") less any costs and expenses incurred by the Company between July 31, 1997 and the Closing Date in obtaining payment of the Company Tax Refund;

         (iv) minus the amount of any employee bonus obligations accrued but unpaid by the Company as of the Closing Date or which shall vest in connection with the Closing, as shown on the Closing Balance Sheet.

The "Closing Price" equals the average middle market price per share of Parent Stock as derived from the Stock Exchange Daily Official List (converted into United States dollars at the "Noon Buying Rate" as determined by the Federal Reserve Bank of New York on each trading day) for the 30 consecutive trading days ending with and including the fourth trading day immediately preceding the Closing Date.

              1.1.3 Adjustments for Capital Changes. If prior to the Merger, Parent recapitalizes either through a split-up of its outstanding shares of Parent Stock into a greater number, or through a combination of its outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the calculation of the Exchange Ratio shall be adjusted appropriately.

            1.1.4 Conversion of Newco Shares. Each share of Newco Common Stock, par value $0.01 per share ("Newco Common Stock"), that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Newco, be converted into and become one share of Company Common Stock that is issued and outstanding immediately after the Effective Time, and the shares of Company Common Stock into which the shares of Newco Common Stock are so converted shall be the only shares of Company Common Stock that are issued and outstanding immediately after the Effective Time.

                  1.2 Fractional Shares. No fractional shares of Parent Stock will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Stock will receive from Parent, promptly after the Effective Time, an amount of cash equal to the Closing Price multiplied by the fraction of a share of Parent Stock to which such holder would otherwise be entitled.

                  1.3 Escrow Agreement. Pursuant to the Escrow Agreement, on the Closing Date, Parent will (i) withhold, pro rata, from the shares of Parent Stock that would otherwise be delivered to the Shareholders a number of shares equal to (A) 10% of the total number of shares of Parent Stock issued to them in the Merger plus (B) a number of shares of Parent Stock equal to the aggregate amount of the potential Company tax liabilities set forth on Exhibit 1.3 (such amount, the "Company Tax Exposure") divided by the Closing Price, and (ii) deposit or cause to be deposited in escrow certificates representing the shares thus withheld. The shares of Parent Stock withheld pursuant to this Section 1.3 (the "Escrow Shares") will be held, with respect to (A) above, solely as collateral for the indemnification obligations of the Shareholders under Section
10.2.1 and, with respect to (B) above, solely as collateral for the indemnification obligations of the Shareholders with respect to the Company Tax Exposure, in each case pursuant to the Escrow Agreement.

                  1.4 Stock Options. (a) At the Effective Time, each of the then outstanding Company Options shall by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into an option to subscribe for that number of shares of Parent Stock (a "Parent Option") obtained by multiplying the number of shares of Company Common Stock underlying each such Company Option by the Exchange Ratio. If the foregoing calculation results in a Parent Option being exercisable for a fraction of a share of Parent Stock, then the number of shares of Parent Stock subject to such option shall be rounded down to the nearest whole number of shares. The exercise price of each Parent Option shall be equal to the exercise price of the Company Option from which such Parent Option was converted divided by the Exchange Ratio, rounded to the nearest whole cent. Except as otherwise set forth in this Section 1.4, the term and vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of Company Options will, to the extent permitted by law and otherwise reasonably practicable, be unchanged. An optionholder's continuous employment with the Company shall be credited as employment with Parent for purposes of vesting of the Parent Options. Other than Company Options which shall become vested and exercisable pursuant to acceleration provisions not entered into in contemplation of the Merger, no Company Options shall become vested or exercisable solely as a result of the Merger. The Company will take, or cause to be taken, all actions which are necessary, proper or advisable under the Stock Plans to make effective the transactions contemplated by this Section
1.4. Item 1.4(a) of the Company Disclosure Letter (as hereinafter defined) sets forth the name of each holder of Company Options, the exercise price of such holder's Company Options, and the number of shares of Company Common Stock underlying such holder's Company Options which are (i) currently vested, (ii) will vest upon the Closing, and (iii) will be unvested immediately following the Closing, and for the Company Options described in clause (iii), the remaining vesting periods and percentages for such options. The assumption by Parent of the Company Options and their conversion into Parent Options by virtue of the Merger is an obligation of Parent pursuant to the Merger and the transactions contemplated by this Agreement.

"Company Options" means any option granted, and not exercised or expired, to a current or former employee, director or independent contractor of the Company or any of its subsidiaries or any predecessor thereof to purchase Company Common Stock pursuant to any stock option, stock bonus, stock award or stock purchase plan, program or arrangement of the Company or any of its subsidiaries or any predecessor thereof (collectively, the "Stock Plans") or any other contract or agreement entered into by the Company or any of its subsidiaries.

                  (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Stock for delivery pursuant to the terms set forth in this Section 1.4. Parent shall promptly cause the shares of Parent Stock issuable upon exercise of the assumed Company Options to be registered, or to be issued pursuant to a then effective registration statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission ("SEC") and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Parent Options remain outstanding.

                  1.5 Effects of the Merger. At the Effective Time: (a) the separate existence of Newco will cease and Newco will be merged with and into the Company and the Company will be the surviving corporation pursuant to the terms of the Agreement of Merger; (b) the Articles of Incorporation and Bylaws of the Company will continue unchanged as the Articles of Incorporation and Bylaws of the surviving corporation; (c) each share of Company Common Stock outstanding immediately prior to the Effective Time will be converted as provided in this Section 1; (d) each share of Newco Common Stock outstanding immediately prior to the Effective Time will be converted as provided in this
Section 1; (e) the Board of Directors and executive officers of Parent will remain unchanged, the directors of Newco immediately prior to the Effective Time will become the directors of the Company and the officers of Newco immediately prior to the Effective Time will become the officers of the Company; and (f) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

                  1.6 Further Assurances. The Company agrees that if, at any time after the Effective Time, Parent considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Parent title to any property or rights of the Company as provided herein, Parent and any of its officers are hereby authorized by the Company to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Parent and otherwise to carry out the purposes of this Agreement, in the name of the Company or otherwise.

                  1.7  Securities  Law  Issues.   Based  in  part  on  the
representations and covenants of the Shareholders set forth in the Investment and Affiliate Letters delivered by the Shareholders to Parent pursuant to
Section 8.9, the Parent Stock to be issued in the Merger will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Regulation D promulgated under the Securities Act and applicable state securities laws.

                 1.8 Tax-Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code, by virtue of the provisions of Section 368(a)(2)(E) of the Code. The shares of Parent Stock issued in the Merger will be issued solely in exchange for the issued and outstanding shares of Company Common Stock pursuant to this Agreement, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for Company Common Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code will be paid by Parent for shares of Company Common Stock in the Merger. In addition, Parent represents that it presently intends, and that at the Effective Time it will intend, to continue the Company's historic business or use a significant portion of the Company's business assets in a business. At the Closing, officers of Parent and officers of the Company will execute and deliver officers' certificates in the forms of Exhibits 1.8, and the representations and other statements set forth therein are incorporated in this Agreement by this reference to the same extent as if Parent or the Company, respectively, had made such statements herein.

                  1.9 Pooling of Interests. The parties intend that the Merger be treated as a "pooling of interests" for accounting purposes.

     2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

                  The Company and the Shareholders hereby represent and warrant to Parent that, as of the date hereof and the Closing Date, except as set forth in the Company disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"), including items in the Company Disclosure Letter referred to as "Items" below:

                  2.1      Organization and Good Standing; Title.

                           2.1.1 The Company is a  corporation  duly  organized,
validly existing and in good standing under the laws of the State of Maryland, has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified or licensed as a foreign corporation (or will be so qualified or licensed as of the Closing Date) in each jurisdiction listed on Item 2.1, which is each jurisdiction in which the nature of its business makes such qualification or licensing necessary. Each subsidiary of the Company is a corporation or similar entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, has the requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified or licensed in each jurisdiction listed on Item 2.1, which is each jurisdiction in which the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the Company. The Company has heretofore delivered to Parent true and complete copies of its certificate of incorporation and bylaws and the equivalent charter documents of each of its subsidiaries as currently in effect.

                           2.1.2    Each  Shareholder  owns and  holds  good and
valid title to the Company Common Stock to be converted in the Merger, free and clear of any pledges, claims, liens, charges, encumbrances, security interests of any kind or nature whatsoever and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Company Common Stock). Each Shareholder has no interest or right in the equity or assets of the Company other than the Company Common Stock owned by such Shareholder to be converted in the Merger. The Shareholders together own all of the issued and outstanding capital stock of the Company, except for 10 shares of Company Common Stock owned by Jamie MacDonald, which is owned free and clear of any pledges, claims, liens, charges, encumbrances, security interests of any kind or nature whatsoever and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Company Common Stock).

                  2.2      Power, Authorization and Validity.

                           2.2.1    The Company has the  corporate  right, power
and authority to enter into and perform its obligations under this Agreement and all agreements to which the Company is or will be a party that are required to be executed pursuant to this Agreement (the "Company Ancillary Agreements") and the transactions contemplated hereby and thereby. This Agreement and the Company Ancillary Agreements have been duly and validly authorized by all necessary corporate action on the part of the Company, including, without limitation, the requisite approval of the Company's stockholders in connection with the consummation of the Merger. Each Shareholder has the legal power and capacity to enter into and perform his or her obligations under this Agreement and all agreements to which such Shareholder is or will be a party that are required to be executed pursuant to this Agreement (the "Shareholder Ancillary Agreements") and the transactions contemplated hereby and thereby.

                           2.2.2    No filing,  authorization  or approval,
governmental or otherwise, is necessary to enable the Company or the Shareholders to enter into, and to perform their respective obligations under, this Agreement, the Company Ancillary Agreements and the Shareholder Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and the State of Maryland Department of Assessments and Taxation, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Delaware and Maryland law and the filing of appropriate documents with the relevant authorities of the states in which the Company is qualified to do business, (b) such filings as may be required to comply with federal and state securities laws, (c) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and (d) consents required under agreements set forth in Item 2.5 as exceptions to the representation made in the last sentence of Section 2.5.

                           2.2.3    This  Agreement  and  the  Company Ancillary
Agreements  are, or when  executed  and  delivered  by the Company and the other parties thereto will be, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Company Ancillary Agreements will not be effective until the Effective Time. This Agreement and the Shareholder Ancillary Agreements are, or when executed and delivered by the respective Shareholders and the other parties thereto will be, valid and binding obligations of such Shareholders enforceable against such Shareholders in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Shareholder Ancillary Agreements will not be effective until the Effective Time.

                  2.3      Capitalization.

                           2.3.1    Authorized/Outstanding  Capital Stock.  The
authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock. 5,100,010 shares of Company Common Stock are issued and outstanding as of this date and as of the Closing Date. The Company has no preferred stock authorized, issued or outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by the Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

                           2.3.2    Options/Rights.  Company  Options in respect
of 624,350 shares of Company Common Stock are issued and outstanding as of this date and as of the Closing Date, of which 565,278 shall be vested and fully exercisable at the Effective Time. There are no other stock appreciation rights, options, warrants, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of the Company's authorized but unissued capital stock; there are no options, warrants, conversion privileges or preemptive or other rights or agreements to which the Company is a party involving the purchase or other acquisition of any shares of the Company capital stock; there is no liability for dividends accrued but unpaid; and there are no voting agreements, registration rights, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of the Company's outstanding securities. Other than the Company Options which shall become vested and exercisable pursuant to acceleration provisions not entered into in contemplation of the Merger and which are set forth in Item 2.3, no Company Options shall become vested or exercisable solely as a result of the Merger. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters which shareholders of the Company may vote.

                  2.4 Subsidiaries. Set forth in Item 2.4 is a true, correct and complete list of each subsidiary of the Company and its respective jurisdiction of organization. All of the issued and outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture or other business entity. XDB Systems Bejing, Ltd. has no liabilities or obligations; it is currently in the process of being liquidated by the Company, and such liquidation will not cause the Company or Parent any present or future liability.

                  2.5 No  Conflicts.  Neither the execution and delivery of this
Agreement, any Company Ancillary Agreement or any Shareholder Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Articles of Incorporation, Bylaws or similar charter documents of the Company or any of its subsidiaries as currently in effect, (b) any note, bond, lease, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which the Company, any of its subsidiaries or a Shareholder is a party or by which the Company, any of its subsidiaries or a Shareholder is bound or affected (which conflict, termination, breach impairment or violation would have a material adverse effect on the Company and its subsidiaries as a whole), (c) to the Company's or a Shareholder's knowledge, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective assets or properties. The consummation of the Merger will not require the consent of any third party and will not adversely affect any of the material rights, licenses, franchises, leases or agreements of the Company or any of its subsidiaries pursuant to their terms other than as set forth in Item 2.5.

                  2.6 Litigation. Except as set forth in Item 2.6, there is no action, proceeding or investigation pending or, to the Company's or any Shareholder's knowledge, threatened against the Company, any of its subsidiaries or any Shareholder before any court or administrative agency that, if determined adversely to the Company, such subsidiary or such Shareholder, would adversely affect the present or future operations or financial condition of the Company or such subsidiary or in which the adverse party or parties seek to recover in excess of $10,000. Except as set forth on Item 2.6, there is no basis for any person, firm, corporation or entity to assert a claim against the Company or any of its subsidiaries or Parent as successor in interest to the Company based upon: (a) ownership or rights to ownership of any shares of the Company Common Stock or the capital stock of any of its subsidiaries, (b) any rights as a securities holder of the Company or any of its subsidiaries, including, without limitation, any option or other right to acquire any securities of the Company or any of its subsidiaries, any preemptive rights or any rights to notice or to vote regarding such securities, or (c) any rights under any agreement between the Company or any of its subsidiaries and any securities holder or former securities holder of the Company or any of its subsidiaries in such holder's capacity as such.

                  2.7 Company Financial Statements. The Company has delivered to Parent as Item 2.7 the Company's (i) Baseline Balance Sheet as of July 31, 1997 (the "Balance Sheet Date") and (ii) unaudited balance sheets as of October 31, 1997, and income statement for the nine-month period then ended (such financial statements, together with the Closing Balance Sheet, the "Company Financial Statements"). Except as set forth in Item 2.7, the Company Financial Statements have been prepared according to U.S. generally accepted accounting principles consistent with prior periods. The balance sheets of the Company as at the dates set forth present fairly the financial position of the Company and its subsidiaries as at such dates, and the related statements of the Company for each of the respective specified periods then ended present fairly the results of operations of the Company and its subsidiaries for each of the respective periods then ended. For the purposes of this Agreement, all financial statements referred to in this paragraph shall include any notes or schedules to such financial statements. Except as set forth in Item 2.7, neither the Company nor any of its subsidiaries has any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the Company Financial Statements. The Schedule of Closing Adjustments will be, upon delivery by the Company to Parent, a true, correct and complete list of (i) all bonus or incentive payments, or any other compensation in any form due, payable or transferable to an officer, director, employee or shareholder of the Company or any other person or entity, the entitlement to which or the payment of which, is triggered by, or arises out of, the Merger, this Agreement or the transactions contemplated hereby, and (ii) all fees, costs, commissions or expenses incurred by the Company or the Shareholders (including, without limitation, those of counsel, accountants, investment bankers, and brokers) incurred by the Company or the Shareholders in connection with or arising out of the Merger, this Agreement or the transactions contemplated hereby ("Company Fees").

                  2.8 Taxes. Except as set forth in Item 2.8, the Company and each of its subsidiaries has filed all federal, state, local and foreign tax and information returns and reports required to be filed prior to the date hereof, has paid all taxes required to be paid in respect of all periods prior to the date hereof for which returns have been filed, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the Company Financial Statements. Except as set forth in Item 2.8, all such returns and reports are and will be true, correct and complete in all material respects. True, correct and complete copies of all such tax and information returns have been provided or made available by the Company to Parent. Except as set forth in
Item 2.8, neither the Company nor any of its subsidiaries is delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. Except as set forth in Item 2.8, no tax return of the Company or any of its subsidiaries has ever been audited by the Internal Revenue Service or any state or other national taxing agency or authority. For the purposes of this Section 2.8, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax. Neither the Company nor any of its subsidiaries has any current or deferred federal income tax liabilities and will not as a result of the Merger become liable for any income tax not adequately reserved against on the Company Financial Statements. Neither the Company nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Code. To the best of the Company's and the Shareholders' knowledge and belief, the Company is entitled to collect the full amount of the Company Tax Refund.

                  2.9 Title to Properties. The Company has good and marketable title to, or a valid leasehold interest in, as applicable, all of the assets reflected on the Company Financial Statements, free and clear of all liens, mortgages, pledges, charges or encumbrances of any kind other than as set forth on Item 2.9 or which are subject to capitalized leases. Item 2.9 sets forth a list and brief description of all material personal property owned or leased by the Company and its subsidiaries. Except as set forth in Item 2.9, there are no UCC or other financing statements on record with the State of Maryland or any other authority naming the Company or any of its subsidiaries as debtor. Such assets (A) are in all material respects in good operating condition and repair, normal wear and tear excepted, and (B) constitute all of the properties, interests, assets and rights held for use or used in connection with the business of the Company and constitute all those reasonably necessary to continue to operate the business of the Company consistent with current practice. All leases of real or personal property to which the Company or any of its subsidiaries is a party are, to the Company's and each Shareholder's knowledge, fully effective and afford the Company or such subsidiary peaceful and undisturbed possession of the subject matter of the lease. Neither the Company nor any of its subsidiaries owns any real property. To the Company's and the Shareholders' knowledge, neither the Company nor any of its subsidiaries is in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and neither the Company nor any of its subsidiaries has received any notice of such violation with which it has not complied or had waived.

                  2.10 Absence of Certain Changes. Since the Balance Sheet Date, the Company has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date, and except as set forth in Item 2.10, since the Balance Sheet Date there has not been with respect to the Company or any of its subsidiaries:

                       (a) any material adverse change in the financial condition, properties, assets, liabilities, customer contracts or other customer arrangements, business or results of operations;

                       (b     any contingent  liability incurred as guarantor or
surety with respect to the obligations of others;

                       (c) any mortgage, encumbrance or lien placed on any of its properties;

                       (d) any material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred other than in the ordinary course of business (including obligations under customer contracts and current obligations);

                       (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of its properties or assets other than in the ordinary course of business or in nonmaterial amounts;

                       (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its properties, assets or business;

                       (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of the Company or any of its subsidiaries, any split, stock dividend, combination or recapitalization of the capital stock of the Company or any of its subsidiaries or any direct or indirect redemption, purchase or other acquisition by the Company or any of its subsidiaries of the capital stock of the Company or any of its subsidiaries;

                       (h) any labor dispute or claim of material unfair labor practices, any change in the compensation payable or to become payable to any of the Company's or any of its subsidiaries' officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents (except as previously disclosed in writing to and approved in writing by Parent) other than normal annual raises in accordance with past practice or any bonus payment or arrangement made to or with any of such officers, employees or agents other than normal bonuses or compensation increases noted on Item 2.10(h) hereof or other arrangements made in accordance with past practices;

                       (i) any change with respect to its management, supervisory, development or other key personnel (the management, supervisory, development and other key personnel of the Company and each of its subsidiaries are listed on Item 2.10(i) hereof);

                       (j) any payment or discharge of a material lien or liability, which lien or liability was not either (i) shown on the balance sheet as of the Balance Sheet Date included in the Company Financial Statements or
(ii) incurred in the ordinary course of business after the Balance Sheet Date;

                       (k) any obligation or liability incurred by the Company or any of its subsidiaries to any of its officers, directors or shareholders, or any loans or advances made to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers;

                       (l) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to the Company or any of its subsidiaries in excess of $10,000 in the aggregate;

                       (m) any payment, discharge or satisfaction of any claim or obligation, except in the ordinary course of business;

                       (n)    any  dividend,   distribution  or  other  action
transferring from the Company's funds, or any reduction of the Company's interest in, any of the compensation received by the Company in respect of the licensing of Company Intellectual Property to Sand Technology;

                       (o) any agreement or action not otherwise referred to in items (a) through (n) above entered into or taken that is material to the Company and its subsidiaries, taken as a whole; or

                       (p) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (a) through (o).

                  2.11 Agreements and Commitments. Except as set forth in Item 2.11, neither the Company nor any of its subsidiaries is a party or subject to any oral or written agreement, obligation or commitment, including but not limited to the following:

                       (a) Any agreement, commitment, letter agreement, quotation or purchase order entered into on or after February 1, 1990, providing for payments by or to the Company or its subsidiaries in an aggregate amount of $20,000 or more with respect to any one party (other than agreements of the types described in Section 2.11(b));

                      (b)(i) Any license agreement entered into on or after November 30, 1994 under which the Company or any of its subsidiaries is a licensor, including, without limitation, any licenses of the Company Intellectual Property (as defined in Section 2.12), pursuant to the Company's standard forms of license agreement;

                         (ii)  Any license agreement (other than those disclosed
pursuant to Section 2.11(b)(i)) under which the Company or any of its subsidiaries is a licensor, including, without limitation, any licenses of the Company Intellectual Property (as defined in Section 2.12), providing for payments by or to the Company or its subsidiaries in an aggregate amount of $50,000 or more with respect to any one party;

                         (iii)  Any license agreement  under  which the  Company
or any of its subsidiaries is a licensee (except for standard "shrink wrap" licenses for off-the-shelf software products), including, without limitation, any licenses of the Company Intellectual Property (as defined in Section 2.12);

                     (c) Any agreement by the Company or any of its subsidiaries to encumber, transfer or sell rights in or with respect to any the Company Intellectual Property, other than licenses which have been disclosed under Section 2.11(b);

                     (d) Any agreement entered into on or after February 1, 1990 for the sale or lease of real or personal property involving more than $10,000 per year;

                     (e)    Any  dealer,  distributor,   sales  representative,
original equipment manufacturer, value added remarketer or other agreement for the distribution of the Company's products entered into on or after February 1, 1990;

                     (f)    Any franchise agreement or financing statement;

                     (g)    Any stock redemption or purchase agreement;

                     (h)(i) Any joint venture agreement or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person, which agreement or arrangement is currently of any force or effect;

                        (ii) Any joint venture agreement or arrangement or any other agreement entered into or commenced on or after February 1, 1990 that involves a sharing of profits with other persons or the payment of royalties to any other person, whether or not such agreement or arrangement is currently of any force or effect (other than agreements or arrangements disclosed pursuant to Section 2.11(h)(i));

                    (i)(i)   Any  instrument  evidencing   indebtedness   for
borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, which is currently of any force or effect, except for trade indebtedness or any advance to any employee of the Company or any of its subsidiaries incurred or made in the ordinary course of business, and except as disclosed in the Company Financial Statements;

                        (ii) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, entered into on or after February 1, 1990, except for trade indebtedness or any advance to any employee of the Company or any of its subsidiaries incurred or made in the ordinary course of business, and except as disclosed in the Company Financial Statements, whether or not such instrument is currently of any force or effect (other than instruments disclosed pursuant to Section 2.11(i)(i));

                   (j) Any agreement containing covenants purporting to limit the Company's or any of its subsidiaries' freedom to compete in any line of business in any geographic area;

                   (k) Any agreement which is currently of any force or effect relating to the employment or compensation of any director, officer, employee, consultant or other agent of the Company or any of its subsidiaries;

                   (l) Any agreement between the Company or any of its subsidiaries and any Shareholder; or

                   (m) Any agreement that it is otherwise material to the Company and its subsidiaries, taken as a whole, or entered into other than in the ordinary course of business.

                           The  Company  has  provided  Parent  with true and
correct copies of each of the written agreements set forth in Item 2.11 and true, correct and complete summaries of any oral agreements set forth in Item
2.11 (collectively, the "Company Agreements"), and each of the Company's standard forms of license agreements. All Company Agreements are valid, binding and enforceable against the parties thereto and in full force and effect. Except as set forth in Item

2.11, neither the Company nor, to the knowledge of the Company or the Shareholders, any other party is in breach of or default under any material term of any such Company Agreement.

                  2.12     Intellectual Property.

                  2.12.1. Except as set forth in Item 2.12.1, the Company owns all right, title and interest in, or has the right to use, all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology and other intellectual property and proprietary rights used in or, to the Company's or any Shareholder's knowledge, necessary to the conduct of its business as presently conducted and the business of the development, production, marketing, licensing and sale of commercial products using such intellectual property and proprietary rights (the "Company Intellectual Property"). All of the Company Intellectual Property is owned or held by the Company and not by the Company's subsidiaries (including, without limitation, XDB Systems Beijing, Ltd.).
                  2.12.2. Except as set forth in Item 2.12.2, the Company has taken all reasonable measures to protect all the Company Intellectual Property.

                  2.12.3 Except as set forth in Item 2.12.3, to the Company's or any Shareholder's knowledge, no other person is infringing or violating any of the Company Intellectual Property.

                  2.12.4. Set forth in Item 2.12.4 is a true and complete list of all copyright, mask work and trademark registrations and applications and all patents and patent applications for the Company Intellectual Property owned by the Company. The Company is not aware of any material loss, cancellation, termination or expiration of any such registration or patent.

                  2.12.5. The business of the Company as conducted as of the date hereof does not, and, to the Company's or any Shareholder's knowledge, the business of the development, production, marketing, licensing and sale of commercial products using the Company Intellectual Property after the Effective Time will not, cause the Company or any of its subsidiaries to, infringe or violate any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person. Except as set forth in Item 2.12.5, none of the Company, its subsidiaries nor any Shareholder has received any written or oral claim or notice of infringement or potential infringement of the intellectual property of any other person.

                  2.12.6. Except as set forth in Item 2.12.6, the Company has the unrestricted, worldwide right to reproduce, manufacture, sell, license and distribute all of its products, including, without limitation, ExpressLane, JetConnect, JetAssist, JetStore, JetReport and Quantum Leap (all such products being set forth in Item 2.12) (the "Products") and the right to use all of its registered user lists, and is not using any confidential information or trade secrets of any former employer of any past or present employees.

                  2.12.7. Except as set forth in Item 2.12.7, the Company possesses copies of the source code for each of the Products and none of such source code has been provided to any third party other than to an escrow agent pursuant to source code escrow agreements, copies of which have been provided to Parent. None of the Products contains any significant defect (including, without limitation, in connection with processing dates in the year 2000 and any preceding or following years) or a material difference between such Product and its current end-user documentation which results in severe inconvenience to the end-users of such Product and which cannot be easily avoided or detoured by such end-user.

                 2.13  Compliance  with  Laws.  The  Company  and  each  of its subsidiaries has complied in all material respects and is in compliance in all material respects with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to the Company or such subsidiary or to their assets, properties and business, including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of the Company's owned, leased or licensed real or personal property, Company Intellectual Property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours or (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters described in Section 2.21 hereof), building standards, zoning or other similar matters, (c) the Export Administration Act and regulations promulgated thereunder or other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data or (d) the Immigration Reform and Control Act. The Company and each of its subsidiaries has received all licenses, permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, necessary to conduct its business as presently conducted, which licenses, permits and approvals are set forth in Item 2.13.

                  2.14 Certain Transactions and Agreements. Except as provided in the License Agreement (as hereinafter defined) no person who is an officer, director or shareholder of the Company or any of its subsidiaries, or a member of any such person's immediate family, has any direct or indirect ownership interest in, or any employment or consulting agreement with, any firm or corporation that competes with the Company or Parent (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded). Except as set forth in Item 2.14, no person who is an officer, director, employee or shareholder of the Company or any of its subsidiaries, or any member of any such person's immediate family, is directly or indirectly interested in any agreement or informal arrangement with the
Company or any of its subsidiaries, including, without limitation, any loan arrangements, except for compensation for services as an officer, director or employee of the Company and except for the normal rights of a shareholder or optionholder. Except as set forth in Item 2.14, none of such officers, directors, employees or shareholders or family members has any interest in any property, real or personal, tangible or intangible, including, without limitation, inventions, patents, copyrights, trademarks, trade names or trade secrets, used in the business of the Company, except for the normal rights of a shareholder and except as provided in the License Agreement and the Noncompetition Agreement.

                  2.15     Employees.

                           2.15.1  Except as set forth in Item  2.15.1,  (i)
neither the Company nor any of its subsidiaries has any employment contract or consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by the Company or such subsidiary and (ii) each officer, employee, agent or consultant of the Company and each of its subsidiaries has executed the Company's standard forms of noncompetition, nondisclosure of proprietary information and assignment of copyright and other intellectual property rights to the Company, forms of which have been provided to Parent.

                        2.15.2 Neither the Company nor any of its subsidiaries
(a) has ever been and is not now subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (d) has no current labor dispute. To the Company's and the Shareholders' knowledge, the Company and each of its subsidiaries has good labor relations, and neither the Company nor the Shareholders has knowledge of any facts indicating that the consummation of the transactions provided for herein will have a material adverse effect on its labor relations, or that any of its key employees (each of whom is listed on Item 2.15.2) has notified the Company of his or her intent to leave its employ.

                         2.15.3 Item 2.15.3 delivered  by the Company to Parent
herewith contains a list of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by the Company and each of its subsidiaries (the "Employee Plans"), including, without limitation, all "employee benefit plans" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company has delivered true and complete copies or descriptions of all the Employee Plans to Parent and Parent's counsel. Except as set forth in
Item 2.15.3, each of the Employee Plans, and its operation and administration, is, in all material respects, in compliance with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code. Except as set forth in Item 2.15.3, all such Employee Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under Section 401(a)(8) of the Code have received favorable determination letters that such plans satisfy the qualification requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. In addition, neither the Company nor any of its subsidiaries has ever been a participant in any "prohibited transaction" within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which the Company or such subsidiary sponsors as employer or in which the Company or such subsidiary participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code. The group health plans, as defined in Section 4980B(g) of the Code, that benefit employees of the Company and its subsidiaries are in material compliance with the continuation coverage requirements of subsection 4980B of the Code. There are no outstanding violations of Section 4980B of the Code with respect to any Employee Plan, covered employees or qualified beneficiaries.

                           2.15.4  To the  Company's  or any  Shareholders'
knowledge, no employee of the Company or any of its subsidiaries is in material violation of any term of any employment contract, patent disclosure agreement or noncompetition agreement or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by the Company or such subsidiary or to use trade secrets or proprietary information of others, and, to the Company's or any Shareholders' knowledge, the employment of any employee of the Company or any of its subsidiaries does not subject the Company or such subsidiary to any liability to any third party.

                           2.15.5  Except as set forth in Item 2.15.5,  neither
the Company nor any of its subsidiaries is a party to any (a) agreement with any executive officer or other key employee (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company in the nature of any of the transactions contemplated by this Agreement or the Agreement of Merger, (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Agreement of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Agreement of Merger. The Company is not obligated to make any excess parachute payment, as defined in Section 280G(b)(1) of the Code, nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Merger to the extent Section 280G of the Code is applicable to the Company.

                           2.15.6  A list of all  employees,  officers  and
development consultants of the Company and its subsidiaries and their current compensation and benefits as of the date of this Agreement is set forth on Item 2.15.6, which the Company has delivered to Parent.

                           2.15.7 All  contributions  due from the Company and
its subsidiaries with respect to any of the Employee Plans have been made or accrued on the Company Financial Statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date.

                         2.15.8 Neither the Company nor any of its subsidiaries
has any employee bonus obligations or any other payments (other than regular salary payments for the then-current pay period) due to its employees accrued but unpaid by the Company as of the Closing Date or which shall vest in connection with the Closing, in each case, which are not shown on the Closing Balance Sheet.

                  2.16 Corporate Documents. The Company has made available to Parent for examination all documents and information listed in Items 2.1 through
2.22 or other exhibits called for by this Agreement which have been requested by Parent's legal counsel, including, without limitation, the following: (a) copies of the Company's and each of its subsidiaries' Articles of Incorporation and Bylaws or similar charter documents as currently in effect; (b) the Company's and each of its subsidiaries' minute book containing all records of all proceedings, consents, actions and meetings of its directors and shareholders;
(c) the Company's and each of its subsidiaries' stock ledger, journal and other records reflecting all stock issuances and transfers; and (d) all permits, orders and consents issued by any regulatory agency with respect to the Company and each of its subsidiaries, or any securities of the Company and each of its subsidiaries, and all applications for such permits, orders and consents.

                  2.17 No Brokers. Other than Broadview Associates, whose fees and expenses will be paid by the Company immediately prior to the Closing (and a corresponding deduction for which shall be reflected on the Closing Balance Sheet), the Company is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction provided for herein or therein.

                  2.18 Disclosure. This Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by the Company to Parent under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                  2.19     Books and Records; Bank Accounts.

                  2.19.1 The books, records and accounts of the Company (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and (d) accurately and fairly reflect the basis for the Company Financial Statements.

                  2.19.2 Item 2.19.2 sets forth a true, correct and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons holding general or special powers-of-attorney from the Company and a summary of the terms thereof.

                  2.20 Insurance. Item 2.20 is a true, correct and complete list
of  all  fire  and  casualty,  automobile,  workers  compensation,   errors  and
omissions, general liability and other insurance maintained by the Company.

                  2.21     Environmental Matters.

                           2.21.1  During the period that the Company  and its
subsidiaries have leased the premises currently occupied by them and those premises occupied by them since the date of their respective organizations, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on any such premises that would have a material adverse effect upon the business or financial statements of the Company. Neither the Company nor any Shareholder has any knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on or from any of such premises, which may have occurred prior to the Company or any of its subsidiaries having taken possession of any of such premises that would have a material adverse effect upon the business or financial statements of the Company. For purposes of this Agreement, the terms "disposal," "release," and "threatened release" have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.
9601 et seq., as amended ("CERCLA"). For the purposes of this Section 2.21, "Hazardous Materials" mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.;
(v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

                          2.21.2  During  the  time   that the  Company or  its
subsidiaries have leased such premises, none of the premises currently leased by the Company or its subsidiaries or any premises previously occupied by the Company or its subsidiaries is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions in such premises.

                           2.21.3  During  the  time that the Company  and its
subsidiaries have leased the premises currently occupied by it or any premises previously occupied by the Company or such subsidiary, neither the Company, its subsidiaries nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored in such premises or transported to or from such premises any Hazardous Materials that would have a material adverse effect upon the business or financial statements of the Company.

                           2.21.4  During the time   that  the  Company and its
subsidiaries have leased the premises currently occupied by it or any premises previously occupied by the Company or such subsidiary, there has been no litigation, proceeding or administrative action brought or threatened in writing against the Company, or any settlement reached by the Company with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such premises.

                           2.21.5  During the  time that the  Company  and its
subsidiaries have leased the premises currently occupied by it or any premises previously occupied by the Company or such subsidiary, no Hazardous Materials have been transported from such premises to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority.

                  2.22 Customers. Item 2.22 sets forth the names with the dollar value of sales to each of the customers of the Company and its subsidiaries having aggregate annual sales of $50,000 or more during any of the three years prior to the date hereof. The Company has no outstanding disputes with any such customer and to the knowledge of the Company and each Shareholder, no such customer has expressed dissatisfaction with any of the Company's products or services provided to such customer.

                  2.23     Accounts Receivable; Accounts Payable.

                  2.23.1 Item 2.23.1 sets forth a true and complete aged list of unpaid accounts and notes receivable owing to the Company and its subsidiaries, all of which are, and all receivables generated from the date of this Agreement through the Closing Date will be, collectible in the ordinary course of business, except as set forth in Item 2.23.1. No such account has been assigned or pledged to any other person, firm or corporation and no defense or setoff to any such account has been asserted in writing by the account obligor.

                  2.23.2 Item 2.23.2 sets forth a true and complete list of all accounts payable of the Company and its subsidiaries as of the date hereof.

         3.       REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent hereby represents and warrants, that, as of the date hereof and the Closing Date, except as set forth on the Parent disclosure letter delivered to the Company herewith:

                  3.1 Organization and Good Standing. Parent is a public limited company duly organized, validly existing and in good standing under the laws of England and Wales and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

                  3.2      Power, Authorization and Validity.

                           3.2.1 Parent has the corporate  right,  power,  legal
capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Parent is or will be a party that are required to be executed pursuant to this Agreement (the "Parent Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Parent Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of Parent. The Parent Stock to be issued to the Shareholders in the Merger will be , upon such issuance, duly authorized, validly issued, fully paid and non-assessable, and, except as provided in this Agreement and the Escrow Agreement, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

                           3.2.2  No   filing, authorization   or   approval,
governmental or otherwise, is necessary to enable Parent to enter into, and to perform its obligations under, this Agreement and the Parent Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware, (b) such filings as may be required to comply with federal and state securities laws, (c) the filing of a share listing with the London Stock Exchange in respect of the Parent Stock to be issued in the Merger, and (d) filings required under the HSR Act.

                           3.2.3 This  Agreement  and the   Parent  Ancillary
Agreements are, or when executed by Parent will be, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Agreement of Merger and the Parent Ancillary Agreements will not be effective until the earlier of the Effective Time or the date provided for therein.

                  3.3 No Violation of Charter Documents or Laws. Neither the execution nor delivery of this Agreement or any Parent Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Memorandum of Association or Articles of Association of Parent, as currently in effect, or (b) any contract that is material to Parent's business or (c) any federal, state, local or foreign judgment, writ, decree, order, statute or regulation applicable to and that would have a material adverse effect on Parent or its assets or properties.

                  3.4 Disclosure. Parent has furnished the Company and each of the Company Shareholders with Parent's 1996 Annual Report to Shareholders, Annual Report on Form 20-F for the fiscal year ended January 31, 1997, Second Quarterly Report on Form 6-K for the quarter ended July 31, 1997, Half Yearly Report on Form 6-K for the First Half Year ended July 31, 1997, Registration Statement on Form S-8, filed April 9, 1997, First Quarterly Report on Form 6-K for the quarter ended April 30, 1997 and Proxy Statement on Form 6-K, dated May 9, 1997 (collectively, the "Parent Disclosure Package"). The Parent Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to the Company pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                  3.5 No Brokers. Parent is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction provided for herein or therein.

                  3.6 Reporting. During the 12 months preceding the date hereof, Parent has filed all reports required to be filed by (i) Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereunder, as applicable to Parent, (ii) the securities laws of England and Wales, and (iii) the Listing Rules of the London Stock Exchange.

                  3.7 Trading Markets. The majority of all trading in Parent Stock currently takes place in, on or through the facilities of securities exchanges and inter-dealer quotation systems not in the United States.


         4.       COVENANTS OF THE COMPANY

                  During the period from the date of this Agreement until the Effective Time, the Company and Shareholders covenant to and agree with Parent as follows; provided, however, that the covenants set forth in Section 4.12 and
4.13 shall continue in effect after the Effective Time:

                  4.1 Advice of Changes. The Company and each Shareholder will promptly advise Parent in writing, to the full extent of such person's knowledge, (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Company or the Shareholders contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in the Company's financial condition, properties, assets, liabilities, business or results of operations.

                  4.2 Maintenance of Business. The parties hereto understand and acknowledge that it is their intent to work closely together during the period from the date hereof until the Closing Date. If the Company or any Shareholder becomes aware of a material deterioration in the Company's relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of Parent in writing and, if requested by Parent, will exert all reasonable efforts to restore the relationship.

                  4.3 Conduct of Business. Except as otherwise provided herein or as approved or recommended by Parent, the Company will not, and will not permit any of its subsidiaries to, without the prior written consent of Parent:

                           (a)      borrow any money;

                           (b)      other than the conversion of investments

into cash or cash equivalents, enter into any transaction not in the ordinary course of business or enter into any transaction or make any commitment involving an expense or capital expenditure in excess of $50,000;

                          (c)      except for the Merger, merge, consolidate or
reorganize with, or acquireany entity;

                          (d)      dispose of any of its material assets except
in the ordinary  course of business consistent with past practice;

                          (e)      enter into any  material  lease or contract
for the purchase or sale ofany property, real or personal, tangible or intangible, except in the ordinary course of business consistent with past practice or enter into any agreement of the types described in Section 2.11;

                          (f)      fail  to  maintain  its  equipment and other
assets in good working condition in a manner consistent with past practices and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                          (g)      pay any bonus, royalty,  increased salary or
special remuneration to any officer, employee or consultant (except pursuant to existing arrangements heretofore disclosed in writing to Parent) or enter into any new employment or consulting agreement with any such person, or enter into any new agreement or plan of the type described in Section 2.15.3;

                          (h)      change accounting methods;

                          (i)      declare,  set  aside  or  pay  any  cash or
stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

                          (j)      amend or terminate  any  contract, agreement
or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

                           (k)      lend any amount to any person or entity,

other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount, which travel and expenses shall be documented by receipts for the claimed amounts;

                          (l)      guarantee  or  act  as  a  surety  for  any
obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice;

                           (m)      waive or  release  any  material  right or
claim  except in the  ordinarycourse of business, consistent with past practice;

                           (n)      issue or sell any shares of its  capital
stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

                           (o)      split or  combine  the  outstanding  shares
of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                         (p)      amend its Articles of Incorporation or Bylaws
or other charter documents;

                           (q)      agree to any audit  assessment  by any tax
authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Parent for its review prior to filing;

                           (r)      except as  contemplated  by the  License
Agreement, license any of the Company's technology or any of the Company Intellectual Property, except in the ordinary course of business consistent with past practice, or take any action which could have the effect of placing any of the Company Intellectual Property in the public domain;

                          (s)      change any insurance coverage or issue any
certificates of insurance;

                          (t)      terminate the employment of any key employee
listed in Item 2.10(i); or

                          (u)      agree to do any of the things  described in
the preceding  clauses 4.3(a) through 4.3(t).

                  4.4 Regulatory Approvals. The Company will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Parent may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. The Company will use all reasonable efforts to obtain or assist Parent in obtaining all such authorizations, approvals and consents.

                  4.5 Necessary Consents. The Company will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate and allow the consummation of the transactions contemplated by this Agreement and to facilitate and allow Parent to carry on the Company's business after the Closing Date.

                  4.6 Litigation. The Company will notify Parent in writing promptly after learning of any action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against the Company or any of its subsidiaries or threatened against it.

                  4.7 No Other Negotiations. From the date hereof until the termination of this Agreement (provided that such termination is not effected by the Company or the Shareholders in breach of this Agreement) or the consummation of the Merger, the Company will not, and will not authorize any officer, director, employee or affiliate of the Company, or any other person, on its behalf, directly or indirectly, to (a) solicit, facilitate, discuss, encourage or accept any offer, inquiry or proposal received from any party other than Parent, concerning the possible disposition of all or any substantial portion of the Company's business, assets or capital stock by merger, sale or any other means or any other transaction that would involve a change in control of the Company or to otherwise solicit, facilitate, discuss or encourage any such disposition (other than the Merger), or (b) provide any confidential information to or negotiate with any third party other than Parent in connection with any offer, inquiry or proposal concerning any such disposition. The Company will immediately notify Parent of any such offer, inquiry or proposal.

                  4.8 Access to Information. Until the Closing Date, the Company will provide Parent and its agents with full access to the files, books, records and offices of the Company, including, without limitation, any and all information relating to the Company's taxes, commitments, contracts, leases, licenses, real, personal and intangible property, and financial condition, and specifically including, without limitation, access to the Company source code reasonably necessary for Parent to complete its diligence review of the Company's products and technology. The Company will cause its accountants to cooperate with Parent and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

                  4.9 Satisfaction of Conditions Precedent. The Company will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and the Company will use its reasonable best efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

                  4.10 Securities Laws. The Company and the Shareholders shall use their reasonable best efforts to assist Parent to the extent necessary to comply with the securities and blue sky laws of all jurisdictions applicable in connection with the Merger.

                  4.11 Notification of Employee Problems. The Company will promptly notify Parent if any of the Company's officers becomes aware that any of the key employees listed in Item 2.15.2 notifies the Company of his or her intent to leave its employ.

                  4.12 Pooling Accounting. The Company and the Shareholders shall use their reasonable best efforts to cause the Merger to be accounted for as a "pooling of interests", including, without limitation, causing each person who is an "affiliate" (for purposes of compliance with pooling requirements) of the Company not to take any action that would adversely affect the Merger to be accounted for as a "pooling of interests". The Company has no "affiliates" that own any of its capital stock, or possess rights to acquire any of its capital stock, other than the Shareholders.

                  4.13 Audits. If the Company or any of its subsidiaries were to become subject to an audit by the Internal Revenue Service or any state or other national taxing agency or authority for tax years or periods prior to the Effective Time (including, but not limited to, any short tax year resulting from the Merger), the Shareholders will be responsible for such audits and the liabilities arising therefrom and shall use all reasonable efforts to resolve all such audits in a manner consistent with the intentions of the Company and Parent as expressed in this Agreement.

         5.       COVENANTS OF PARENT

                  During the period from the date of this Agreement until the Effective Time, Parent covenants to and agrees with the Company and the Shareholders as follows; provided, however, that the covenants set forth in Sections 5.3 and 5.5 through 5.8 shall continue in effect after the Effective Time, in accordance with their respective terms:

                  5.1 Satisfaction of Conditions Precedent. Parent will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and Parent will use its reasonable best efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

                  5.2 Regulatory Approvals. Parent will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which the Company may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Parent will use all reasonable efforts to obtain all such authorizations, approvals and consents.

                  5.3 Pooling Accounting. Parent shall use its reasonable best efforts to cause the Merger to be accounted for as a "pooling of interests." Parent shall use its reasonable best efforts to have each person who is an "affiliate" (for purposes of compliance with pooling requirements) of Parent to execute and deliver to Parent a Parent Affiliate Agreement, in substantially the form of Exhibit 5.3.

                  5.4 Access to Information. Until the Closing Date, Parent will provide the Company, the Shareholders and their respective agents a reasonable opportunity to perform due diligence on Parent.

                  5.5 Company Tax Refund. Parent shall use its reasonable efforts to assist the Shareholders in obtaining full payment of the Company Tax Refund but neither such obligation nor Parent's exercise thereof shall in any manner limit Parent's right to reacquire Escrow Shares in partial or complete payment of the value of the Company Tax Refund pursuant to the Escrow Agreement.

                  5.6 Parent Stock Listing. Parent shall use its reasonable best efforts to have the Parent Stock to be issued in the Merger (including Parent Stock to be issued upon the exercise of Parent Options converted from Company Options) approved for listing on the London Stock Exchange promptly, and in any event, within ten business days, following the Closing.

                  5.7 Parent Options Registration. Parent shall use its reasonable best efforts to cause the Parent Stock issuable upon the exercise of Parent Options converted from Company Options to be registered, or to be issued pursuant to a then effective registration statement, on Form S-8 promulgated by the SEC promptly, and in any event, within fourteen business days, following the Closing.


                  5.8 Parent Reporting. Parent shall use its reasonable best efforts to file all reports required to be filed by (i) Section 13 of the Exchange Act, and the regulations thereunder, as applicable to Parent, (ii) the securities laws of England and Wales, and (iii) the Listing Rules of the London Stock Exchange.


         6.       CLOSING MATTERS

                  6.1 The Closing. Subject to termination of this Agreement as provided in Section 9 below, the Closing will take place at the offices of Fenwick & West, Two Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m., Pacific Time, on or before January 15, 1998, or, if all conditions to Closing have not been satisfied or waived by such date, such other place, time and date as the Company and Parent may mutually select (the "Closing Date"). Prior to or concurrently with the Closing, the Agreement of Merger and such officers' certificates or other documents as may be required to effectuate the Merger will be filed in the office of the Secretary of State of the State of Delaware and the State of Maryland Department of Assessments and Taxation. Accordingly, the Merger will become effective at the Effective Time.

                  6.2      Exchange of Certificates.

                           6.2.1    As of the  Effective  Time,  all shares of
Company Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from Parent the number of shares of Parent Common Stock determined as set forth in Section 1.1, subject to Sections 1.2 and 1.3.

                           6.2.2    At  and  after  the  Effective  Time,  each
certificate representing outstanding shares of Company Common Stock will represent the number of shares of Parent Stock into which such shares of the Company Common Stock have been converted, and such shares of Parent Stock will be deemed registered in the name of the holder of such certificate. As soon as practicable after the Effective Time, each holder of shares of the Company Common Stock will surrender the certificates for such shares (the "Company Certificates") to Parent for cancellation. At the Effective Time and upon receipt of the Company Certificates, Parent will cause its transfer agent to issue to such surrendering holder or to such holder's designee certificates for the number of shares of Parent Stock to which such holder is entitled pursuant to Section 1.1, subject to Sections 1.2 and 1.3, and Parent shall distribute any cash payable under Section 1.2.

                           6.2.3    After the  Effective  Time,  there  will be
no further registration of transfers of the shares of Company Common Stock on the stock transfer books of the Company. If, after the Effective Time, Company Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates therefor will be delivered or placed in escrow as provided in this Section 6.2. Notwithstanding anything herein to the contrary, except to the extent waived by Parent, any Company Certificate that is not properly submitted to Parent for exchange and cancellation within two years after the Effective Time shall no longer evidence ownership of or any right to receive shares of Parent Stock and all rights of the holder of such Company Certificate, with respect to the shares previously evidenced by such Company Certificate, shall cease.

                           6.2.4    Until Company Certificates  representing
Company Common Stock outstanding prior to the Merger are surrendered pursuant to
Section 6.2.2 above, such certificates shall be deemed, for all purposes, to evidence ownership of (a) the number of shares of Parent Stock into which the shares of Company Common Stock shall have been converted, subject to the provisions of Sections 1.2 and 1.3, and (b) if applicable, cash in lieu of fractional shares.

         7.       CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The Company's obligations under this Agreement are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by the Company, but only in a writing signed on behalf of the Company by its President):

                  7.1 Accuracy of Representations and Warranties. The representations and warranties of Parent set forth in Section 3 shall be true and accurate in all material respects on and as of the date hereof and the Closing Date as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect executed on behalf of Parent by its Chief Financial Officer.

                  7.2 Covenants. Parent shall have performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing Date, and the Company shall have received a certificate to such effect executed on behalf of Parent by its Chief Financial Officer.

                  7.3 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

                  7.4 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws and the expiration or termination of the waiting period under the HSR Act.

                  7.5 Documents. The Company shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by the Company's legal counsel to consummate the transactions provided for herein.

                  7.6 No Litigation. No litigation or proceeding shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement.

                  7.7 Opinion of Parent's Counsel. The Company shall have received from Memery Crystal and Fenwick & West LLP, counsel to Parent, opinions substantially in the form of Exhibit 7.7.

                  7.8      Escrow   Agreement. Parent shall have duly  executed
and  delivered  to  the Shareholders the Escrow Agreement.

                  7.9 License Agreement. Parent shall have executed and delivered to Dr. S. Bing Yao the License Agreement, substantially in the form of
Exhibit 7.9 (the "License Agreement").

                  7.10 Parent Stock. Parent shall have delivered to the Shareholders' designee certificates representing the shares of Parent Stock to be issued to the Shareholders pursuant to Section 1.1, subject to Sections 1.2 and 1.3.

         8.       CONDITIONS TO OBLIGATIONS OF PARENT

                  The obligations of Parent under this Agreement are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Parent, but only in a writing signed on behalf of Parent by its President or Chief Financial Officer):

                  8.1 Accuracy of Representations and Warranties. The representations and warranties of the Company set forth in Section 2 shall be true and complete in all material respects on and as of the date hereof and the Closing Date as if made on and as of the Closing Date, and Parent shall have received a certificate to such effect executed on behalf of the Company by its Chief Executive Officer.

                  8.2 Covenants; No Material Adverse Change. The Company shall have performed and complied in all material respects with all of its covenants contained in Section 4 on or before the Closing and Parent shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer. There shall not have occurred any material adverse change in the assets, business or employee base of the Company since July 31, 1997, and Parent shall have received a certificate to such effect executed on behalf of Parent by its Chief Executive Officer.

                  8.3 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions provided for in this Agreement.

                  8.4 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws and the expiration or termination of the waiting period under the HSR Act.

                  8.5 Opinion of the Company's Counsel. Parent shall have received from Venable, Baetjer and Howard, LLP, counsel to the Company, an opinion substantially in the form of Exhibit 8.5.

                  8.6 Requisite Approvals. The terms of this Agreement and the Agreement of Merger shall have been approved and adopted by the written consent or vote of Shareholders holding not less than 98% of the outstanding shares of the Company Common Stock.

                  8.7 No Litigation. No litigation or proceeding shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company that has not been previously disclosed to Parent herein.

                  8.8 Documents. Parent shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Parent's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of the Company, except as disclosed in the Company Disclosure Letter, and for Parent to consummate the transactions contemplated hereby.

                  8.9 Investment and Affiliate Letters; Affiliate Agreements. Each Shareholder shall have duly executed and delivered to Parent an Investment and Affiliate Letter, substantially in the form of Exhibit 8.9. Each "affiliate" of the Company who is not also a Shareholder shall have duly executed and delivered to Parent an Affiliate Agreement, substantially in the form of Exhibit 8.9-A.

                  8.10 Escrow Agreement. Each of the Shareholders shall have duly executed and delivered to Parent the Escrow Agreement.

                  8.11 Non-Competition Agreements. Dr. S.Bing Yao and Lien Yao shall have executed and delivered to Parent a Non-Competition Agreement.

                  8.12 License Agreement. Dr.S.Bing Yao shall have executed and delivered to Parent the License Agreement.

                  8.13 Employment Agreements. Each employee of the Company set forth in Exhibit 8.13 shall have executed and delivered to Parent an employment agreement on terms to be mutually agreed upon between Parent and such employee.

                  8.14 Due Diligence. Parent and its representatives shall have completed a due diligence review of the condition (financial and otherwise), operations, customer arrangements, intellectual property, business and prospects of, and any other matters relating to, the Company, and the results of such due diligence shall be satisfactory to Parent in its sole discretion.

                  8.15 Pooling Opinion. Parent shall have received the opinion of Ernst & Young, Parent's independent auditors, to the effect that the Merger will qualify as a "pooling of interests" transaction under the relevant accounting rules and principles.

                  8.16 Closing Balance Sheet. Parent shall have received the Closing Balance Sheet (including the Schedule of Closing Adjustments) prepared by the Company, certified as true, complete and correct by the Chief Financial Officer of the Company.

                  8.17. Company Stock. The Shareholders shall have delivered to Parent certificates representing all of the shares of Company Common Stock to be converted into Parent Stock pursuant to Section 1.1.

                  8.18 Releases. Parent shall have received from each of the persons set forth in Exhibit-8.18-A a release substantially in the form of
Exhibit 8.18-B.

                  8.19 Audit Opinion. Parent shall have received a true copy of the unqualified audit opinion of Deloitte & Touche LLP with respect to the Company's January 31, 1997 financial statements, which financial statements shall be the same financial statements delivered by the Company to Parent, without any changes thereto.

         9.       TERMINATION

                  9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of the Company:

                           (a)    by the mutual written agreement of Parent and
the Company;

                           (b)    at any time after January 31, 1998, by either
Parent or the Company if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party;

                           (c)    by  the   Company,   if  there  has  been  a
breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent, or if any representation of Parent will have become untrue, in either case which has or can reasonably be expected to have a material adverse effect on Parent and which Parent fails to cure within a reasonable time, not to exceed 30 days, after written notice thereof (except that no cure period will be provided for a breach by Parent which by its nature cannot be cured);

                           (d)    by Parent,  if there has been a breach by the
Company or a Shareholder of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or a Shareholder, or if any representation of the Company or a Shareholder will have become untrue, in either case which has or can reasonably be expected to have a material adverse effect on the Company and which the Company or such Shareholder fails to cure within a reasonable time, not to exceed 30 days, after written notice thereof (except that no cure period will be provided for a breach by the Company or a Shareholder which by its nature cannot be cured); or

                          (e)    by either party, if a permanent  injunction or
other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable.

                  Any termination of this Agreement under this Section 9.1 will be effective by the delivery of written notice of the terminating party to the other party hereto.

                  9.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 9.1, such termination shall be without liability or obligation of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful failure of either party to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from a willful breach by either party to this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach; provided, further, that the failure of the Company and Shareholders to satisfy the condition set forth in Section 8.5 shall not constitute a willful failure for the purposes of this Section 9.2. The provisions of Article 11 shall survive any termination hereof pursuant to
Section 9.1.

         10.      INDEMNIFICATION

                  10.1 Survival. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement or in any certificate, document or instrument delivered pursuant hereto or in connection herewith shall survive the Closing until the one year anniversary of the Closing Date (the "Expiration Date"); provided, that the Shareholders' indemnification of the Parent Indemnified Persons for the Company Tax Exposure shall survive the Closing until the three year anniversary of the Closing Date (the "Third Anniversary") and that indemnification of claims made by tax authorities with respect to the Company Tax Exposure prior to the Third Anniversary which are unresolved on the Third Anniversary shall survive until such claims are finally resolved.

                  10.2 Indemnification.

                          10.2.1  Subject  to  the  limitations  set  forth  in
this Section 10.2.1, the Shareholders hereby severally indemnify and hold harmless Parent and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Parent within the meaning of the Securities Act (collectively "Parent Indemnified Persons") from and against any and all claims, demands, actions, causes of action, judgments, fines, penalties, obligations, losses, costs, damages, liabilities and expenses including, without limitation, the reasonable fees and disbursements of legal counsel, investigators, consultants, accountants and other professionals (collectively, "Damages") incurred or suffered by any such person arising from, by reason of or in connection with any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants or agreements given or made by the Company or the Shareholders in this Agreement or any certificate, document or instrument delivered by or on behalf of the Company or by a Shareholder pursuant hereto or in connection herewith (collectively, "Company Breaches"); provided, however, that (i) the Parent Indemnified Persons shall not have any right to be indemnified under this Section 10.2.1 unless the aggregate amount of all Damages to the Parent Indemnified Persons exceeds $75,000, in which case the Parent Indemnified Persons will be entitled to indemnification to the extent to which such Damages exceed $75,000, and (ii) the maximum aggregate indemnification obligation of the Shareholders under this
Section 10.2.1 shall not exceed the Total Acquisition Price; provided, further, that claims for Damages based upon or arising out of (A) the inability of Parent to timely receive payment on accounts receivable owing to the Company on the Closing Date, (B) the claims asserted by the Business Software Alliance against the Company disclosed in the Company Disclosure Letter or (C) any severance or similar termination or settlement payments due to the employees of the Company set forth on Exhibit 10.2.1(C), in each case of (A), (B) or (C), whether or not such Damages or payments arise in connection with a Company Breach, shall be indemnified hereunder and shall not be subject to the deductible set forth in clause (i) of this sentence. The Shareholders shall settle any claims for indemnification by first returning to Parent, pro rata, escrowed shares of Parent Stock (valued at the Closing Price) and if the aggregate amount of Damages exceeds the value of such escrowed shares, the Shareholders shall severally fulfill such indemnification obligations in cash or in shares of Parent Stock (valued at the Closing Price). None of the provisions of this
Section 10.2.1 or of the Escrow Agreement shall in any manner limit liability with respect to (i) claims of intentional misrepresentation or fraud, (ii) any criminal matters, (iii) any claim concerning the breach of the representations and warranties set forth in Section 2.3 or (iv) any claim concerning title to the shares of the Company's capital stock. For the purposes of this Section 10.2.1, except for Damages arising out of, by reason of or in connection with Company Breaches with respect to Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.11 or 2.12, Damages indemnifiable by the Shareholders pursuant to this Section 10.2.1 shall not include lost profits or consequential damages; provided, that the exception contained in this sentence with respect to Section 2.5(b) and Section 2.11 (excluding Section 2.11(j)) shall apply only to lost profits and consequential damages arising out of claims for equitable relief and not for claims for money damages. For the avoidance of doubt, Damages indemnifiable hereunder shall include lost profits and consequential damages arising out of Company Breaches of Sections 2.1, 2.2, 2.3, 2.4, 2.5(a), 2.5(c), 2.11(j) and 2.12 in all
instances and Section 2.5(b) and Section 2.11 (excluding Section 2.11(j)) in connection with claims for equitable relief.

                           10.2.2  Subject  to the  limitations  set  forth in
this Section 10.2.2, Parent hereby severally indemnify and hold harmless the Shareholders from and against any and all Damages incurred or suffered by any such person arising from, by reason of or in connection with any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants or agreements given or made by Parent in this Agreement or any certificate, document or instrument delivered by or on behalf of Parent pursuant hereto or in connection herewith provided, however, that (i) the Shareholders shall not have any right to be indemnified under this
Section  10.2.2 unless the aggregate  amount of all Damages to the  Shareholders exceeds $75,000, in which case the Shareholders will be entitled to indemnification to the extent to which such Damages exceed $75,000, and (ii) the maximum aggregate indemnification obligation of Parent under this Section 10.2.2 shall not exceed the Total Acquisition Price. None of the provisions of this
Section 10.2.2 shall in any manner limit liability with respect to (i) claims of intentional misrepresentation or fraud or (ii) any criminal matters.

                           10.2.3  The  calculation  of the  amount  required
to hold an indemnified party harmless shall be on (i) an after-tax basis, taking into account any reduction in tax liability as a result of the facts giving rise to the claim for indemnification and (ii) an after-insurance basis, taking into account any insurance proceeds received under then-existing policies with insurance companies covering the liability (it being understood that any amounts which the indemnified party self-insures shall not be so taken into account).

                  10.3 Procedures. Dr. S. Bing Yao shall act as Representative of the Shareholders for all purposes of the Escrow Agreement and the indemnification provisions of this Section 10, is duly authorized to be such Representative and may bind the Shareholders with respect thereto. Promptly after the receipt by a Parent Indemnified Person or a Shareholder (as the case may be, the "Indemnified Person") of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under this Agreement, such Indemnified Person will give the indemnifying party (in the case of a Parent Indemnified Person, notice shall be given to the Representative and the Escrow Agent) written notice of such claim, damage, legal action or proceeding (a "Claim") (in the case of a Parent Indemnified Person, such notice shall be given in accordance with Section 3 of the Escrow Agreement). An Indemnified Person may assert a claim in writing at any time prior to the Expiration Date. Within ten days of delivery of such written notice, the indemnifying party may, at the expense of such indemnifying party, elect to take all necessary steps properly to contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement satisfactory to such indemnifying party. If such indemnifying party makes the foregoing election, an Indemnified Person will have the right to participate at its own expense in all proceedings. If such indemnifying party does not make such election, an Indemnified Person shall be free to handle the prosecution or defense of any such Claim, will take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to conclusion or settlement satisfactory to such Indemnified Person, and will notify the indemnifying party of the progress of any such Claim, will permit the indemnifying party, at the sole cost of the indemnifying party, to participate in such prosecution or defense and will provide the indemnifying party with reasonable access to all relevant information and documentation relating to the Claim and the prosecution or defense thereof. In any case, the party not in control of the Claim will cooperate with the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either Parent (if the Representative defends the Claim) or the Representative (if Parent defends the Claim), such consent not to be unreasonably withheld; provided, that an Indemnified Person shall have the right to settle any such Claim if the terms of such settlement are not materially prejudicial to the indemnifying party, and that in such event the Indemnified Person shall be deemed to have waived any right of indemnity for such claim hereunder.

         11.      MISCELLANEOUS

                  11.1 Governing Law. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  11.2 Assignment; Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. Any purported assignment not permitted by this Section shall be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.3 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  11.4 Counterparts. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of both parties reflected hereon as signatories.

                  11.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

                  11.6 Amendment and Waivers. Any term or provision of this Agreement may be amended only by a writing signed by Parent, the Company and Shareholders holding at least 50% of Company Common Stock. This Agreement may be amended by the parties hereto at any time before or after approval of the Shareholders. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  11.7 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

                  11.8 Expenses. Each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby. If the Merger is consummated, the Company will pay at the Closing all Company Fees, which paid Company Fees shall be reflected by corresponding deductions of like amounts on the Closing Balance Sheet. If payment of all Company Fees is not timely made, Parent may pay such Company Fees or a portion thereof, in which event Parent will be entitled to be reimbursed by the Shareholders for such payment and, if not so reimbursed, Parent will be entitled to treat the amount of payment as Damages recoverable under the Escrow Agreement.

                  11.9 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally, by mail or express delivery, postage prepaid, or telecopy (confirmed in writing) and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

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

                           (i)      If to Parent:

                                    Micro Focus
                                    701 Middlefield Road
                                    Mountain View, California  94043
                                    Attention: General Counsel
                                    Fax: 650-404-7394

                                    with a copy to:

                                    Fenwick & West LLP
                                    Two Palo Alto Square
                                    Palo Alto, California  94306
                                    Attention:  Gordon K. Davidson
                                    Fax:  650-494-1417

                           (ii)     If to the Shareholders:

                                    Dr. S. Bing Yao
                                    9904 Bent Cross Drive
                                    Potomac, Maryland 20854
                                    Fax: 301-983-5860

                                    with a copy to:

                                    Venable, Baetjer and Howard, LLP
                                    1800 Mercantile Bank and Trust Building
                                    Two Hopkins Plaza
                                    Attention:  Newton B. Fowler, III
                                    Fax: 410-244-7742

                                    and a copy to:

                                    Joseph, Greenwald & Laake, P.A.
                                    6404 Ivy Lane, Suite 400
                                    Greenbelt, Maryland 20770
                                    Attention: John S. Parker

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 11.9.

                  11.10 Construction of Agreement. The language hereof will not be construed for or against either party. A reference to an article, section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. When this Agreement makes reference to a person's "knowledge", such reference shall mean such person's (or a corporate person's directors, officers or senior employees) actual knowledge, after due investigation.

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

                  11.11 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

                  11.12 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

                  11.13 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

                  11.14 Public Announcement. Parent and the Company will issue a press release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement. Parent may issue such press releases, and make such other disclosures regarding the Merger, as it determines to be required or appropriate under applicable securities laws or NASD rules after reasonable consultation, where possible, with the Company. The Company will not make any other public announcement or disclosure of the transactions contemplated by this Agreement. The Company will take all reasonable precautions to prevent any trading in the securities of Parent by officers, directors, employees and agents of the Company having knowledge of any material information regarding Parent provided hereunder until the information in question has been publicly disclosed.

                  11.15 Confidentiality. Except as expressly authorized by Parent in writing, the Company will not directly or indirectly divulge to any person or entity or use any Parent Confidential Information, except as required for the performance of its duties under this Agreement. Except as expressly authorized by the Company in writing, Parent will not directly or indirectly divulge to any person or entity or use any the Company Confidential Information, except as required for the performance of its duties under this Agreement. As used herein, "Parent Confidential Information" consists of (a) any information designated by Parent as confidential whether developed by Parent or disclosed to Parent by a third party, (b) the source code to any Parent software and any trade secrets relating to any of the foregoing, (c) any information relating to Parent's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how, (d) any information contained in Parent's HSR Act filing in connection herewith and (e) items and matters set forth in any disclosure letter by Parent in connection herewith. As used herein, "Company Confidential Information" consists of (v) any information contained in the Company's HSR Act filing in connection herewith, (w) items and matters set forth in the Company Disclosure Letter, (x) any information designated by the Company as confidential whether developed by the Company or disclosed to the Company by a third party, (y) the source code to any the Company software, and any trade secrets related to any of the foregoing, and (z) any information relating to the Company product plans, product designs, product costs, product prices, product names, finances, marketing plan, business opportunities, personnel, research, development or know-how. "Parent Confidential Information" and "Company Confidential Information" also include the terms and conditions of this Agreement, except as disclosed in accordance with Section 11.14 above. The foregoing restriction will apply to information about a party whether or not it was obtained from such party's employees, acquired or developed by the other party during such other party's performance under this Agreement, or otherwise learned. The foregoing restrictions will not apply to information that (i) has become publicly known through no wrongful act of the receiving party, (ii) has been rightfully received from a third party authorized by the party which is the owner, creator or compiler to make such disclosure without restriction, (iii) has been approved or released by written authorization of the party which is the owner, creator or compiler, or (iv) is being or has therefore been disclosed pursuant to a valid court order or valid action of a governmental authority after a reasonable attempt has been made to notify the party which is the owner, creator or compiler.

                  11.16 Time is of the Essence. The parties hereto acknowledge and agree that time is of the essence in connection with the execution, delivery and performance of this Agreement, and that they will each utilize their best efforts to satisfy all the conditions to Closing on or before January 15, 1998.

                  11.17 Entire Agreement. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

                  11.18.   Dispute Resolution.

                  11.18.1   Arbitration.   Any  dispute   arising  under  or  in
connection with this Agreement and the transactions contemplated hereby (including under each agreement or instrument attached hereto as an exhibit) (a "Dispute") shall be settled by arbitration in San Francisco, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect; provided, that discovery in such arbitration shall be permitted under the Federal Rules of Civil Procedure then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. Arbitration pursuant to the terms of this Section
11.18 shall be the exclusive means of resolving Disputes; provided, that any party under this Agreement or the other agreements contemplated hereby may seek provisional, injunctive or other equitable relief in any court pending resolution of a Dispute hereunder.

                  11.18.2 Compensation of Arbitrator. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties, but based upon reasonable hourly or daily consulting rates determined by the American Arbitration Association for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                  11.18.3 Selection of Arbitrator. The American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law; provided, however, that such lawyers do not work for a firm then providing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association
(provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

                  11.18.4 Payment of Costs. Parent and the Shareholders will each pay 50% of the initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the prevailing party in any arbitration will be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the losing party, and the arbitrator will be authorized to make such determinations. For Disputes arising under the Escrow Agreement, the Shareholders' liability for such fees and expenses of arbitration initially will be paid by Parent and, if so determined, will be recovered pursuant to the Escrow Agreement.

                  11.18.5  Burden  of  Proof.  For  any  Dispute   submitted  to
arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                  11.18.6 Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                  11.18.7 Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    MICRO FOCUS GROUP PLC



                                    By:/s/  Martin Waters
                                       ------------------------------------
                                    Name:  Martin Waters
                                    Title: President and Chief Executive Officer

`
                                    XDB SYSTEMS, INC.


                                    By:/s/ S. Bing Yao
                                       -------------------------------------
                                    Name:  S. Bing Yao
                                    Title:  Chairman and CEO


                                   SHAREHOLDERS:



                                    /s/  S. Bing Yao
                                    ----------------------------------
                                    Dr. S. Bing Yao



                                     /s/  Lien Yao
                                     -----------------------------------
                                     Lien Yao



            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                       39